Registration No. 333-

================================================================================

                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                               -------------------

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               -------------------

                         VeryBestoftheInternet.com, Inc.
             (Exact name of registrant as specified in its charter)

          TEXAS                          7375                    75-2910096
(State of incorporation)    (Primary Standard Industrial    (I.R.S. Employer
                             Classification Code Number)     Identification No.)


     1950 Stemmons Freeway, Suite 4048, Dallas, Texas 75207; (214) 800-4333 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                  Danny Gunter
                Chief Executive Officer and Chairman of The Board
                         VeryBestoftheInternet.com, Inc.
                        1950 Stemmons Freeway, Suite 4048
                               Dallas, Texas 75207
                                 (214) 800-4333
  (Name,address, including zip code, and telephone number, including area code, of registrant's principal place of business and agent for service)

                               -------------------

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

================================================================================

--------------------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
Title of each
 class of be                     Proposed maximum     Proposed       Amount of
securities to    Amount to be   offering price per   aggregate     registration
 registered       registered        Share (1)          price           fee
--------------  -------------  -------------------  -----------  ---------------
Common Stock       400,000            $0.50           $200,000        $52.80
--------------------------------------------------------------------------------

         The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

         THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  SUBJECT TO COMPLETION, DATED FEBRUARY 6, 2001

                             PRELIMINARY PROSPECTUS

                                     [Logo]

                         VeryBestoftheInternet.com, Inc.

                         400,000 SHARES OF COMMON STOCK

         This is an initial public offering of up to 400,000 shares of our common stock.

         We will be selling a minimum of 100,000 and a maximum of up to 400,000 of our shares in a direct participation offering. The shares will be sold by our officers and directors. Until we have sold at least 100,000 shares, we will not accept subscriptions for any shares. You must buy shares in increments of 100 shares. All proceeds of this offering will be deposited in an escrow account. If we are unable to sell at least 100,000 shares before the offering ends, we will return all funds until we have sold at least 100,000 shares to subscribers as soon as practicable after the ending of this offering. The offering will remain open until all shares offered are sold or 90 days after the date of this prospectus, except that we will have only 60 days to sell at least the first 100,000 shares. We may decide to cease selling efforts prior to such date.

         Prior to this offering, there has been no public market for the shares. We estimate that the initial public offering price will be $0.50 per share.

         THE SHARES OFFERED IN THIS OFFERING INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ THE "RISK FACTORS" BEGINNING ON PAGE 2 FOR INFORMATION THAT YOU SHOULD CONSIDER IN DETERMINING WHETHER TO PURCHASE ANY OF THE SHARES.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SHARES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------
                         Price per share Underwriting Discounts Proceeds, before
    Number of shares        to public        and commissions     expenses, to us
------------------------ --------------- ---------------------- ----------------
Minimum ........ 100,000      $0.50                -0-                $ 50,000
------------------------ --------------- ---------------------- ----------------
Maximum......... 400,000      $0.50                -0-                $200,000
--------------------------------------------------------------------------------

         We currently have no arrangements with underwriters or broker-dealers to sell our shares.

               The date of this prospectus is ______________, 2001

                               PROSPECTUS SUMMARY

         In this prospectus, unless otherwise indicated or the context otherwise requires, we will refer to VeryBestoftheInternet.com, Inc. as "VeryBestoftheInternet.com", "we", "us" or "our". You should carefully read the entire prospectus including the "Risk Factors" section and the financial statement including the notes.

VeryBestoftheInternet.com

         We will be an on-line Internet website ranking service. By accessing our to be developed "Grade The Web" website, consumers can gain valuable information and rankings on many of the Internet's best sites. On our website, both our management and our website users will assign a "letter grade" to each site surveyed, similar to grades received by many school students. Grades assigned by our management will be unbiased assessments of various aspects of the sites, which may include the esthetics of the site, ease of navigation, and the sophistication of their technology. We will not receive any compensation from sites that are graded on our website.

         We have identified more than 20 of the most useful categories of Internet sites for the consumer. Within each category, we will have sub-categories that are more descriptive of the sites to be listed therein. For example, there will be categories of sites on apparel, books, automobiles, communications equipment, employment, sporting goods and entertainment. Within each category, such as apparel, there will be sub-categories such as women's clothing, children's clothing, footwear, sports and formal wear. Then, within each sub-category, we will identify and profile the five sites that, according to our management's assessment, made the best "grade." The profile will contain a short description of the site, and a link to the site.

         As an additional feature, our website users will be able to assign their own grade to each of the listed sites. These grades will be averaged and listed as an additional grade to help our website users further evaluate these sites. Users will also be encouraged to suggest sites for us to evaluate. Suggestions will be sent to us via an interactive form that will allow users to request that we consider a site for grading. This form will gather basic information about the site and the submitting party and will store responses in a database to be remotely accessed. Direct hyperlink connections will allow our website users to directly access these graded sites.

         We will generate revenues from two different sources. First, Internet advertisers and marketers will pay a fee for banner advertising and direct hyperlink connections to their websites. Websites of our advertisers may appear in our rankings, but they will not receive any special consideration because of the fact that they advertise with us. We intend to develop a homepage user base and specific targeting capabilities in order to offer our advertisers and marketers customized, targeted advertising solutions designed to improve advertisement response rates and reduce their cost of acquiring new customers. Second, we will provide consulting services for a fee to website owners. As with Internet advertisers and marketers that pay for banner advertising on our website, websites that we provide consulting services for may appear in our rankings, but likewise will not receive any special consideration because of their relationship with us.

         Our principal executive offices are located at 1950 Stemmons Freeway, Suite 4048, Dallas, Texas 75207. Our telephone number is (214)800-4333 and our fax number is (214) 800-4334. Although we will generate revenue from our Grade The Web website, our corporate website is www.VeryBestoftheInternet.com. The information contained in both websites is not a part of this prospectus.

                                  THE OFFERING

Shares offered . . . . . . .   Common stock, par value $.0001 per share.
Minimum  . . . . . . . . . .   100,000 shares
Maximum  . . . . . . . . . .   400,000 shares

Price per share. . . . . . .   $0.50

Shares outstanding after this offering:
Minimum  . . . . . . . . . .    9,820,000 shares
Maximum  . . . . . . . . . .   10,120,000 shares

Use of proceeds  . . . . . .   We plan to use the net proceeds from this
                               offering for the  following purposes:
                               - offering expenses;
                               - website development; and
                               - working capital and general corporate purposes.

                                  RISK FACTORS

         The shares offered in this prospectus are speculative and involve a high degree of risk. If you purchase shares you may lose your entire investment. Prior to making an investment decision, you should carefully consider all of the information contained in this prospectus, including the following risk factors.

WE WILL HAVE BROAD DISCRETION IN THE USE OF THE NET PROCEEDS FROM THIS OFFERING, AND WE MIGHT USE THEM INEFFECTIVELY.

         We will have broad discretion over how we use the net offering proceeds, and we could spend the proceeds in ways with which you might not agree. We cannot assure you that we will use these proceeds effectively. We plan to use the proceeds from this offering for:

         -  offering expenses;
         -  website development; and
         -  working capital and general corporate purposes.

         We have not definitively determined how we will allocate proceeds among these uses, particularly in the event that more than the minimum amount is raised in this offering. See "Use of Proceeds."

MANAGEMENT WILL BE ABLE TO EXERCISE CONTROL OF OUR COMMON STOCK AND MAY MAKE DECISIONS THAT ARE NOT IN THE BEST INTEREST OF ALL SHAREHOLDERS.

         At the completion of this offering, our current management, including Danny Gunter, our chief executive officer and chairman of our board of directors, and Adrienne Beam, our president, secretary and a member of our board of directors, will in the aggregate beneficially own approximately 90.3% of the outstanding shares of our common stock in the event the maximum number of shares offered in this offering are sold, or 93.1% of the outstanding shares of our common stock in the event the minimum number of shares offered in this offering are sold. Accordingly, management will be able to control the election of directors and all other matters subject to shareholder votes. This concentration of ownership may have the effect of delaying or preventing a change of control of VeryBestoftheInternet.com, even if this change of control would benefit shareholders.

OUR BUSINESS STRATEGY OF ACHIEVING SIGNIFICANT GROWTH WHILE CONTINUING TO INCREASE OUR EMPHASIS ON INTERNET ADVERTISING AND MARKETING REVENUE MAY NOT BE SUCCESSFUL.

         The Internet advertising and marketing industry is a new and rapidly evolving market. We may not succeed in implementing our business strategy for exploiting this market. This strategy involves attracting and maintaining the loyalty of a larger number of visitors to our website in order to attract new Internet advertisers and marketers, which will be our main source of revenue. If we fail to successfully implement our business strategy, our business will suffer.

THE LOSS OF THE SERVICES OF DANNY GUNTER, OUR CHIEF EXECUTIVE OFFICER, OR OTHER KEY PERSONNEL WOULD LIKELY HARM OUR BUSINESS.

         Our future success depends to a significant extent on the efforts and abilities of our management, Danny Gunter, our chief executive officer and chairman of the board of directors, and Adrienne Beam, our president, secretary and a member of our board of directors. The loss of the services of any of either of these individuals could harm our business. We may be unable to attract, motivate and retain other key employees in the future. Competition for employees in Internet-related businesses is intense, and we may experience difficulty in hiring qualified personnel.

IF WE SUCCEED IN SIGNIFICANTLY INCREASING THE NUMBER OF VISITORS TO OUR GRADE THE WEB.COM WEBSITE, WE RISK STRAINING OUR SYSTEMS, AND WE BECOME INCREASINGLY VULNERABLE TO SYSTEM MALFUNCTIONS.

         We need to develop our technology so as to minimize technical difficulties and system downtime. Any serious or repeated problems with the performance of our website could lead to the dissatisfaction of our visitors or our Internet advertisers and marketers. The systems that support our website must be able to accommodate an increased volume of traffic. Although we believe our systems will be able to accommodate at least six million visitors monthly, our website could encounter a variety of systems problems, including failure of our hardware or failure of software applications. If these problems occurred during a weekend, detection and correction could be delayed. Such problems could have a material adverse affect on our business.

WE MAY BE UNABLE TO SUCCESSFUL COMPETE WITH INTENSE COMPETITION FROM THE RAPIDLY GROWING NUMBER OF COMPETITORS FOR INTERNET ADVERTISERS AND MARKETERS.

         We may be unable to compete successfully with current or future competitors for Internet advertisers and marketers. We face intense competition from many companies, both traditional and online, to provide advertising and marketing services for Internet advertisers and marketers. We expect competition from online competitors to increase significantly because there are no substantial barriers to entry in our industry. In addition, our competitors may develop new types of services that are more attractive to our user base and Internet advertisers and marketers than the services we offer. Increased competition could result in price reductions for online advertising space and marketing services, reduced gross margins and loss of our market share.

WE MAY BE AT A COMPETITIVE DISADVANTAGE TO OUR COMPETITORS WHO HAVE A GREATER MARKET SHARE OR FINANCIAL RESOURCES.

         Many of our potential competitors will have greater name recognition, and significantly greater financial, technical and marketing resources than us. These advantages may allow them to respond more quickly and effectively to new or emerging technologies and changes in customer or client requirements. It may also allow them to engage in more extensive research and development, undertake farther-reaching marketing campaigns, adopt more aggressive pricing policies and make more attractive offers to potential employees, strategic partners and advertisers. In addition, competitors may establish cooperative relationships among themselves or with third parties to increase the ability of their services to address the needs of our prospective Internet advertising and marketing clients.

IF THIRD PARTIES ACQUIRE DOMAIN NAMES THAT ARE SIMILAR TO OUR DOMAIN NAME, THEY COULD DECREASE THE VALUE OF OUR TRADEMARK AND TAKE USERS AWAY FROM OUR WEBSITE.

         We currently hold the Internet domain names VeryBestoftheInternet.com and Grade The Web.com. We may be unable to prevent third parties from acquiring similar domain names, which could reduce the value of our brand name and take customers away from our website. Generally, domain names are regulated by Internet regulatory bodies. The regulation of domain names in the United States and in foreign countries is evolving. Regulatory bodies could establish additional top-level domains, appoint additional domain name registrars or modify the requirements for holding domain names. The relationship between regulations governing domain names and laws protecting trademarks and similar intellectual property rights is unclear. Additionally, there may be online companies in other countries using domain names that potentially infringe on our domain name. We may be unable to prevent them from using these domain names, and this use may decrease the value of our brand name.

ONLINE PRIVACY BREACHES COULD SUBJECT US TO LIABILITY AND DETER USERS FROM USING OUR WEBSITE.

         Although we do not currently plan to accept credit card information from any third parties, we may do so in the future. In such event, we could be subject to litigation and liability if third parties penetrate our network security or otherwise misappropriate our users' personal or credit card information. This liability could include claims for unauthorized purchases with credit card information, impersonation or other similar fraud claims. It could also include claims for other misuses of personal information, such as for unauthorized marketing purposes. In addition, the Federal Trade Commission and other federal and state agencies have been investigating various Internet companies in connection with their use of personal information. We could be subject to investigations and enforcement actions by these or other agencies.

         The need to transmit confidential information securely has been a significant barrier to electronic commerce and communications over the Internet. Any compromise of security could deter people from using the Internet in general or, specifically, from using the Internet to conduct transactions that involve transmitting confidential information, such as purchases of goods or services.

ONLINE SECURITY BREACHES COULD DISRUPT OUR SERVICES, IN WHICH CASE OUR BUSINESS COULD SUFFER.

         Our computer servers may be vulnerable to computer viruses, physical or electronic break-ins and similar disruptions. We may need to expend significant additional capital and other resources to protect against a security breach or to alleviate problems caused by any such breaches. We may be unable to prevent or remedy all security breaches. If any of these breaches occur, we could temporarily lose the ability to effectively maintain our website and services and as a result lose Internet advertising and marketing clients and visitors to our website.

OUR BUSINESS WILL SUFFER IF THE ACCEPTANCE OF OUR INTERNET ADVERTISING AND DIRECT MARKETING SERVICES DO NOT CONTINUE TO INCREASE.

         The demand for Internet advertising and marketing may not develop to a level sufficient to support our continued operations or may develop more slowly than we expect. We expect to derive most of our revenues from contracts with clients under which we provide Internet advertising and marketing services through our website, Grade The Web.com. The Internet has not existed long enough as a marketing medium to demonstrate its effectiveness relative to traditional marketing methods. Marketers that have historically relied on traditional marketing methods may be reluctant or slow to adopt Internet marketing. Many marketers have limited or no experience using the Internet as a marketing medium. In addition, marketers that have invested substantial resources in traditional methods of marketing may be reluctant to reallocate these resources to Internet marketing. Those companies that have invested a significant portion of their marketing budgets in Internet marketing may decide after a time to return to more traditional methods if they find that Internet marketing is a less effective method of promoting their products and services than traditional marketing methods.

THE ABSENCE OF AN INDUSTRY STANDARD IN MEASURING OUR INTERNET MARKETING AND ADVERTISING EFFECTIVENESS MAY ADVERSELY AFFECT US.

         We do not know if accepted industry standards for measuring the effectiveness of Internet marketing will develop. An absence of accepted standards for measuring effectiveness could discourage companies from committing significant resources to Internet marketing. There are a variety of pricing models for marketing on the Internet. We cannot predict which, if any, will emerge as the industry standard. Absence of such a standard makes it difficult to project our future pricing and revenues.

IF THE USAGE AND STABILITY OF THE INTERNET DOES NOT CONTINUE TO INCREASE, WE MAY BE UNABLE TO CONTINUE TO ATTRACT A SUFFICIENT NUMBER OF VISITORS OR INTERNET ADVERTISING AND MARKETING CLIENTS.

         The usage of the Internet for services such as those we will offer will depend in significant part on continued rapid growth in the number of households and commercial, educational and government institutions with access to the Internet, in the level of usage by individuals and in the number and quality of products and services designed for use on the Internet. Because usage of the Internet as a source for information, products and services is a relatively recent phenomenon, it is difficult to predict whether the number of users drawn to the Internet will continue to increase and whether any significant market for usage of the Internet for such purposes will continue to develop and expand. There can be no assurance that Internet usage patterns will not decline as the novelty of the medium recedes or that the quality of products and services offered online will improve sufficiently to continue to support user interest. Failure of the Internet to stimulate user interest and be accessible to a broad audience at moderate costs would jeopardize the markets for our services.

         Moreover, issues regarding the stability of the Internet's infrastructure remain unresolved. The rapid rise in the number of Internet users and increased transmission of audio, video, graphical and other multimedia content over the Internet has placed increasing strains on the Internet's communications and transmission infrastructures. Continuation of such trends could lead to significant deterioration in transmission speeds and reliability of the Internet and could reduce the usage of the Internet by businesses and individuals. In addition, to the extent that the Internet continues to experience significant growth in the number of users and level of use without corresponding increases and improvements in the Internet infrastructure, there can be no assurance that the Internet will be able to support the demands placed upon it by such continued growth. Any failure of the Internet to support such increasing number of users due to inadequate infrastructure or otherwise would seriously limit the development of the Internet as a viable source of interactive content and services, which could materially and adversely affect the acceptance of our services, which would, in turn, materially and adversely affect our business, financial condition and results of operations.

IF WE ARE UNABLE TO ADAPT TO RAPID CHANGES IN THE INTERNET ADVERTISING AND MARKETING INDUSTRY, OUR BUSINESS WILL SUFFER.

         Internet marketing is characterized by rapidly changing technologies, frequent new product and service introductions, short development cycles and evolving industry standards. We may incur substantial costs to modify our infrastructure to adapt to these changes. We may be unable to successfully modify our infrastructure on a timely basis so as to appeal to the advertisers who will be utilizing our website.

POTENTIAL GOVERNMENT REGULATION AND OTHER LEGAL UNCERTAINTIES RELATING TO THE INTERNET COULD HARM OUR BUSINESS.

         Laws and regulations that apply to Internet communications, commerce and advertising are becoming more prevalent. The adoption of such laws could create uncertainty in use of the Internet and reduce the viability of our site to advertisers and marketers. Laws and regulations may be proposed or adopted with respect to the Internet, covering issues such as user privacy, freedom of expression, pricing, content and quality of products and services, taxation, advertising, intellectual property rights and information security. The passage of legislation regarding user privacy or marketing on the Internet may limit our ability to provide user information to marketers.

OUR FAILURE TO QUALIFY TO DO BUSINESS IN MANY STATES AND FOREIGN COUNTRIES WHERE OUR ONLINE SERVICE IS AVAILABLE COULD NEGATIVELY EFFECT OUR BUSINESS.

         Our online services will be available on the Internet in many states and foreign countries, and these states or foreign countries may claim that we are required to qualify to do business in their jurisdictions. Our failure to qualify in any such jurisdictions if we were required to do so could subject us to taxes and penalties and could restrict our ability to enforce contracts in those jurisdictions.

WE MIGHT ONLY SELL THE MINIMUM NUMBER OF SHARES.

         We can have a closing and accept subscriptions for the sale of shares to investors if at least 100,000 shares have been sold, which is the minimum number of shares that may be sold in this offering. In the event such minimum amount, or any amount which is significantly less that the maximum amount of 400,000 shares offered in this offering are sold, we may not be able to develop and market our website if more shares were sold.

WE MAY NOT SELL AT LEAST THE MINIMUM NUMBER OF SHARES.

         We may be unsuccessful in selling at least 100,000 shares in this offering, and as a result would be unable to accept any subscriptions in the offering, or we may decide, in our discretion, to not have a closing. Although your funds will be returned to you from our escrow agent, you will not have had the use of these funds for other purposes during the time period that your funds were held in escrow, which could be in excess of three months.

WE ARE SELLING THE SHARES IN A DIRECT PARTICIPATION OFFERING WITHOUT THE USE OF AN UNDERWRITER.

         Our officers and directors are selling the shares in a direct participation offering, without the resources or expertise of an underwriter. As a result, there is no assurance that the minimum number of shares will be sold in this offering or even if the minimum number or more shares is sold, that an underwriter would not have helped to sell the shares more efficiently or inexpensively.

THE SHARES YOU PURCHASE IN THE OFFERING WILL BE IMMEDIATELY AND SIGNIFICANTLY DILUTED.

         The initial public offering price is substantially higher than the net tangible book value of each outstanding share of our common stock. Purchasers of our common stock in this offering will experience immediate and substantial dilution. Dilution represents the difference between the price of a share sold in this offering and the pro forma net tangible book value per share after the offering. The dilution will be $.4959 per share or approximately 99% of the offering price per share if the minimum number of 100,000 shares are sold in the offering and $.4813 or 96% of the public offering price if the maximum number of 400,000 shares are sold in the offering.

THIS IS A DIRECT PARTICIPATION OFFERING OF OUR SHARES FOR WHICH THERE IS NO PUBLIC MARKET, AND AS A RESULT, WE CANNOT PREDICT WHEN OR WHETHER AN ACTIVE TRADING MARKET WILL DEVELOP.

         There has not been a public market for our common stock. We are not sure when the common stock will start trading, and this may not occur until well after the first closing of this offering. We could decide not to facilitate the commencement or continuation of a trading market for the common stock for an extended period. We cannot predict the extent to which investor interest in our common stock will lead to the development of an active trading market or how liquid that market might become. Because no underwriter has sold any shares to its customers, there is currently little incentive for a financial institution to provide aftermarket support of the shares.

THE PRICE OF OUR COMMON STOCK AFTER THIS OFFERING IS LIKELY TO BE VOLATILE AND MAY FALL BELOW THE INITIAL PUBLIC OFFERING PRICE, AT LEAST IN PART BECAUSE THIS IS A DIRECT PARTICIPATION OFFERING.

         The stock market has experienced significant price and volume fluctuations, and the market prices of securities of Internet-related companies have been particularly volatile. Our officers and directors are selling the shares in a direct participation offering and as of the date of this prospectus, there is no underwriter working with us who could provide aftermarket support, and no broker dealer has committed to selling any shares. Due to this lack of aftermarket support, the price of our stock following the offering may decrease, and investors may be unable to resell their shares at or above the initial public offering price.

OUR QUARTERLY OPERATING RESULTS MAY FLUCTUATE SIGNIFICANTLY DUE TO OUR TOTAL DEPENDENCE ON INTERNET ADVERTISING AND MARKETING REVENUE.

         Our quarterly results of operations are likely to vary significantly from quarter to quarter because we will depend significantly on Internet advertising and marketing revenues. As a result, we believe that quarter-to-quarter comparisons of our operating results may not be meaningful and you should not rely upon them as an indication of our performance. Our operating expenses are based on expected future revenues and are relatively fixed in the short term. If our revenues are lower than expected, we could be adversely affected. In addition, during some future periods our operating results likely will fall below the expectations of investors. In this event, the market price of our common stock likely would decline.

WE ARE DEPENDENT ON INTERNET ADVERTISING AND MARKETING REVENUES, WHICH MAKES OUR FUTURE PERFORMANCE DIFFICULT TO PREDICT.

         Our lack of operating history makes predicting our future performance difficult and does not necessarily provide investors with a meaningful basis for evaluating an investment in our common stock. We have not generated any revenue as of the date of this Prospectus and we do not expect to do so until our site has been operational for at least six months.

LITIGATION   AND  POTENTIAL   LITIGATION   RELATING  TO  US  MAY  BE  COSTLY  OR
TIME-CONSUMING.

         Our potential competitors may resort to litigation as a means of competition, including intellectual property infringement actions. Any litigation involving us, whether as plaintiff or defendant, regardless of the outcome, may result in substantial costs and expenses to us and significant diversion of effort by our management and technical personnel.

WE MAY FACE LITIGATION AND LIABILITY FOR  INFORMATION  DISPLAYED ON OUR WEBSITE.

         We may be subjected to claims for defamation, negligence, copyright or trademark infringement and various other claims relating to the nature and content of materials we publish on our website. These types of claims have been brought, sometimes successfully, against online services in the past. We could also face claims based on the content that is accessible from our website through links to other websites. Any litigation arising from these claims would likely result in substantial costs and diversion of resources and management attention, and an unsuccessful defense to one or more such claims could result in material damages. We have no insurance coverage for these types of claims.

WE WILL NEED TO RAISE ADDITIONAL FUNDS AFTER THE OFFERING, ESPECIALLY IF WE ONLY SELL THE MINIMUM NUMBER OF SHARES, BUT WE MAY BE UNABLE TO DO SO.

         We will be required to raise additional funds after this offering, especially if we only sell the minimum number of shares and, as a result, do not have the proceeds necessary to implement our business plan to the extent we desire. There can be no assurance that additional financing will be available when needed or that if available, such financing will include terms favorable to us or our shareholders. If such financing is not available when required or is not available on acceptable terms, we may be unable to develop or enhance our website, take advantage of business opportunities or respond to competitive pressures, any of which could have a material adverse effect on our business, financial condition and results of operations.

THERE ARE LOW BARRIERS TO ENTRY INTO THE INTERNET-BASED SERVICES MARKETS IN WHICH WE COMPETE.

         The market for Internet-based services is relatively new, intensely competitive and rapidly evolving. There are minimal barriers to entry, and current and new competitors can launch new Internet sites at a relatively low cost within relatively short time periods. Accordingly, we expect competition to be intense and the number of competitors may increase significantly in the future. We cannot assure you that our website will compete successfully.

IF WE ARE UNABLE TO STRENGTHEN  OUR DOMAIN NAME "GRADE THE  WEB.COM",  WE MAY BE
UNABLE TO COMPETE EFFECTIVELY AGAINST COMPETITORS WITH GREATER DOMAIN NAME RECOGNITION.

         We have not yet implemented plans to significantly attempt to strengthen recognition of our domain name. As competitive pressures increase, domain name strength may become increasingly important. If we do not strengthen our domain name, we may be unable to maintain or increase traffic to our website, which we expect would lead to decreased revenues from our Internet advertising and marketing clients. We may in the future devote substantial resources to promote Grade The Web.com or other domain names. Negative experiences of users or Internet advertisers and marketers with our website might result in publicity that could damage our reputation and diminish the strength of our domain names.

WE  HAVE  NEVER  PAID  ANY  CASH  DIVIDENDS  ON  OUR  COMMON  STOCK.

         We have never paid any cash dividends on our common stock and we do not anticipate paying any dividends in the foreseeable future.

ISSUANCE  OF   SUBSTANTIAL   AMOUNTS  OF  ADDITIONAL   SHARES  WILL  DILUTE  OUR
SHAREHOLDERS.

         Although there are no material present plans, agreements, commitments or undertakings with respect to the issuance of additional shares of common stock or securities convertible into any such shares, we may decide to issue securities to third parties in the future in connection with possible capital raising activities or otherwise. Any such shares issued would further dilute the percentage ownership of our common stock held by our shareholders.

THE POSSIBLE SALE OF SHARES HELD BY INSIDERS COULD REDUCE THE VALUE OF SHARES YOU PURCHASE IN THIS OFFERING.

         Danny Gunter, our chief executive officer, currently holds 9,100,000 shares of our common stock which is 93.6% of all of the outstanding shares of our common stock. None of these shares are subject to any contractual restriction on their sale. However, all of these shares are restricted, which means that they may only be sold in compliance with a number of conditions, including those set forth in Rule 144 under the Securities Act of 1933. In general, under Rule 144, once Mr. Gunter has held his shares for one year, he will be entitled to sell, within any three-month period, a number of shares that does not exceed the greater of one percent of the total number of outstanding shares of the common stock or the average weekly trading volume of our common stock on all exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC. Sales under Rule 144 are also subject to manner of sale provisions, notice requirements and the availability of current public information about us. If a large number of shares are sold by Mr. Gunter, it may reduce the market price of the shares and value of your shares.

THIS IS A DIRECT PARTICIPATION OFFERING, AND OUR OFFICERS AND DIRECTORS HAVE DETERMINED THE OFFERING PRICE ARBITRARILY.

         This is a direct participation offering and no investment banker or appraiser has been consulted concerning this offering or the fairness of the offering price of the shares. Our officers and directors have arbitrarily determined the offering price and other terms relative to the shares offered. The offering price may not bear any relationship to assets, earnings, book value or any other objective criteria of value.

WE HAVE NO AGREEMENTS WITH ANY UNDERWRITERS OR BROKER DEALERS, AND WE MAY BE UNABLE TO ATTRACT MARKET MAKERS.

         There is currently no public trading market for the shares. The development of a public trading market depends upon not only the existence of willing buyers and sellers, but also on market makers. We may have one or more closings of the offering, the first of which cannot be held until we are able to sell at least 100,000 shares. After that, we could have multiple closings whenever we receive and accept new subscriptions. After the creation of a public trading market for the shares following the completion of at least the first closing under this offering, we hope that a number of broker-dealers may become principal market makers for the shares. Under these circumstances, the market bid and asked prices for the shares may be significantly influenced by decisions of the market makers to buy or sell the shares for their own account, which may be critical for the establishment and maintenance of a liquid public market in the shares. Market makers are not required to maintain a continuous two-sided market and are free to withdraw firm quotations at any time. Additionally, in order to become listed on the OTC Electronic Bulletin Board, we need to have at least one registered and active market maker. We currently have no market makers. No assurance can be given that any market making activities of any market makers, if commenced, will be continued.

IF WE DO NOT DEVELOP AN EFFECTIVE SALES FORCE, WE MAY NOT GENERATE SIGNIFICANT REVENUES OR BECOME PROFITABLE.

         We currently have two employees and no sales team. In order to grow, we must develop an internal advertising sales team. Our ability to do so successfully involves a number of factors. They include:

            >  the  competition  in  hiring  and  retaining  advertising   sales
               personnel,
            > our ability to integrate and motivate advertising sales personnel and
            > the length of time, it takes for new advertising sales personnel to become effective.

         Our failure to develop and maintain an effective advertising sales team would certainly have a negative effect upon our business prospects. We do not anticipate hiring such personnel until the site is operational.

OUR SECURITIES ARE REFERRED TO AS "PENNY STOCKS" WHICH ARE NOT PERCEIVED FAVORABLY IN THE MARKET PLACE.

         The SEC has adopted regulations which generally define a "penny stock" to be any equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities may become subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with a net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must:

            > make a special suitability determination for the purchase of such securities;
            > have received the purchaser's written consent to the transaction prior to the purchase;
            > deliver to the purchaser, prior to the transaction, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market;
            > disclose to the purchaser the commission payable to the broker-dealer and the registered representative;
            > provide the purchaser with current quotations for the securities; > if the broker-dealer is the sole market maker, he must disclose that fact to the purchaser and his presumed control over the market; and

            > provide the purchaser with monthly statements disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

         Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our securities in the secondary market, if one is formed.

                           FORWARD LOOKING STATEMENTS

         This prospectus includes "forward-looking statements". These statements involve known and unknown risks, uncertainties and other factors which could cause actual results, financial performance, operating performance or achievements expressed or implied by such forward-looking statements not to occur or be realized. Such forward-looking statements generally are based upon our best estimates of future results, performance or achievement, based upon current conditions, and the most recent results of operations. Forward-looking statements may be identified by the use of forward-looking terminology such as "may," "will," "expect," "believe," "estimate," "anticipate," "continue," or similar terms, variations of those terms or the negative of those terms. Potential uncertainties include among other things, the matters described in the "Risk Factors" section of this prospectus.

         Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, we do not assume responsibility for the accuracy or completeness of the forward-looking statements after the date of this prospectus.

                                 USE OF PROCEEDS

         The net proceeds to us from the sale of the common stock, after deducting offering expenses, are expected to be approximately $39,447 if the minimum number of 100,000 shares are sold or $189,447 if the maximum number of 400,000 shares are sold. "Offering Expenses" includes those costs associated with this offering, including printing and mailing costs, accounting expenses and legal fees. Proceeds from the offering are intended to be utilized substantially in the dollar amounts and percentage of total proceeds set forth below:

Application of proceeds             Minimum                 Maximum
---------------------------         -------                --------
Website Development                 $30,000      76%       $ 30,000      16%
Working Capital and General
  Corporate Purposes                $ 9,447      24%       $159,447      84%
                                    ----------------------------------------
Total                               $39,447     100%       $189,447     100%


         "Website Development" costs includes those associated with development of our website and/or acquiring new websites, new technologies and new web properties. We currently have the domain names, VeryBestoftheInternet.com and Grade The Web.com, and we estimate our development costs for the Grade The
Web.com website could reach approximately $30,000. We may develop new websites internally, and we also may license or acquire new websites. If we sell only the minimum number of shares in this offering, our ability to develop our websites described above will be curtailed.

         "Working Capital and General Corporate Purposes" include the following costs necessary for our ongoing operations:

      >  rent;
      >  utilities;
      >  employee salaries;
      >  employee benefits, and
      >  professional and consulting fees.

         The amounts set forth above are estimates. The actual amount expended to finance any category of expenses may be increased or decreased by our board of directors, in its discretion, if a reapportionment or redirection of funds is deemed to be in our best interests. The level and timing of expenditures necessary for each of the intended uses described above will depend upon numerous factors, including the progress of our website development activities, the timing and amount of revenues resulting from our operation and changes in competitive or technological conditions in our industry. As we discuss above, if the minimum amount is raised, our development plans will be limited. In the event that an amount between the minimum and maximum amounts is raised, we intend to allocate such proceeds approximately proportionately to the above uses, but may, dependent on circumstances, allocate the use of such proceeds in a different manner.

         The minimum net proceeds from this offering, together with internally generated funds, based on historical experience, are expected to be adequate to fund our working capital needs for at least the next twelve months. Pending use of the proceeds from this offering as set forth above, we may invest all or a portion of such proceeds in marketable securities, short-term, interest-bearing securities, U.S. Government securities, money market investments, equity or debt securities of other companies or businesses or short-term, interest-bearing deposits in banks.


                                 DIVIDEND POLICY

         We have never  declared or paid any cash  dividends on our common stock nor do we  anticipate  paying any in the  foreseeable  future.  Furthermore,  we expect to retain any future  earnings to finance our  operations  and expansion.
The payment of cash  dividends  in the future will be at the  discretion  of our
board  of  directors  and  will  depend  upon  our  earnings   levels,   capital
requirements,  any  restrictive  loan  covenants  and  other  factors  our board considers relevant.

                                 CAPITALIZATION

         The following table sets forth our capitalization at December 31, 2000, and as adjusted to give effect to the sale of the minimum number of 100,000 shares of common stock offered and to the sale of the maximum number of 400,000 shares of common stock offered in this offering, at an assumed public offering price of $0.50 per share, net of offering costs of approximately $10,553, and after the application of the estimated net proceeds of such sale.

Shares currently outstanding:                       9,720,000

Shares to be outstanding in the event
of the successful completion of
the minimum offering:                               9,820,000

Shares to be outstanding in the event
of the successful completion of
the maximum offering:                              10,120,000

         Each share of our common stock has equal,  noncumulative  voting rights and participates  equally in dividends,  if any. The common stock has no sinking
fund   provisions   applicable  to  it.  The  shares  are  fully  paid  for  and non-assessable  when issued.  There are no  outstanding  options,  warrants,  or rights to purchase any of our securities and we do not plan to issue any.

         The following table sets forth our capitalization at December 31, 2000, on an actual (audited) basis and on a pro forma basis (unaudited) after giving effect to the minimum and maximum offering. This table should be read in conjunction with our financial statements and notes appearing elsewhere in this
Prospectus:

                                                           December 31, 2000
                                                                Pro Forma   Pro Forma
                                                     Actual      Minimum     Maximum
                                                   (audited)   (unaudited) (unaudited)
                                                   --------    ----------  ----------
Debt:
     Short-Term Debt                               $      0      $      0    $      0
     Long-Term Debt                                       0             0           0
                                                   --------      --------    --------
     Total Debt                                           0             0           0
                                                   ========      ========    ========

Shareholders' Equity:
     Common Stock                                  $    972      $    982    $  1,012
     Additional Paid-in Capital                           0        39,437     189,407
     Contributed Capital                              1,000         1,000       1,000
     Deficit Accumulated During Development Stage    (1,000)       (1,000)     (1,000)
     Total Shareholders' Equity                         972        40,419     190,419
                                                   --------      --------    --------

Total Capitalization:                              $    972      $ 40,419    $190,419
                                                   ========      ========    ========



                                    DILUTION

         Our net tangible book value at December 31, 2000 is $972 or $.0001 per share of common stock. Net tangible book value per share represents the amount of total tangible assets less liabilities, divided by 9,720,000, the pro forma number of shares of common stock outstanding at December 31, 2000. After giving effect to the sale of 100,000 shares in the event that the minimum number of shares offered in this offering are sold or 400,000 shares in the event that the maximum number of shares offered in this offering are sold, the as adjusted net tangible book value at December 31, 2000 would be $40,419, or $.0041 per share in the event that the minimum number of shares offered in this offering are sold, or $189,447, or $.0187 per share in the event that the maximum number of shares offered in this offering are sold. This represents an immediate increase in net tangible book value of $.004 per share to the existing shareholders in the event the minimum number of shares are sold or $.0186 per share to the existing shareholders in the event the maximum number of shares are sold, and an immediate dilution of $.4959 per share to new investors in the event that the minimum number of shares offered in this offering are sold or $.4813 per share to new investors in the event that the maximum number of shares offered in this offering are sold. The following table illustrates this per share dilution:

                                                    Minimum          Maximum
                                                    Offering         Offering
                                                    --------         --------

Public offering price per share                     $.50             $.50

Net tangible book value per share
as of December 31, 2000                             $.0001           $.0001
                                                    --------         --------
Increase per share attributable to
new shareholders                                    $.0004           $.0186
                                                    --------         --------
Pro forma net tangible book value
per share as of December 31, 2000
after offering                                      $.0041           $.0187
                                                    --------         --------

Dilution per share to new shareholders              $.4959           $.4813
                                                    --------         --------

         The following tables summarize, as of December 31, 2000, the number of our shares previously purchased, the total consideration and the average price per share paid by existing stockholders and to be paid by purchasers in the minimum and maximum offering:

Minimum Offering (100,000 shares)

                   Total shares   % of total    Capital cash      % of cash        Average
                    purchased       shares     contribution(1)   contributed   price per share
                   ------------   ----------   ---------------   -----------   ---------------
New Shareholders       100,000        1.0%         $ 50,000          98.1%          $  .50

Old Shareholders     9,720,000       99.0%              972           1.9%             .0001
                     ---------    --------         --------       --------          --------

Total                9,820,000        100%         $ 50,972           100%          $  .0052
                     =========    ========         ========       ========          ========

------------
(1)  Does not reflect deduction of the estimated offering expenses



                                       13

Maximum Offering (400,000 shares)

                   Total shares   % of total    Capital cash      % of cash        Average
                    purchased       shares     contribution(1)   contributed   price per share
                   ------------   ----------   ---------------   -----------   ---------------

New Shareholders       400,000        3.9%        $200,000           99.5%          $  .50

Old Shareholders     9,720,000       96.1%             972             .5%          $.0001
                     ---------    --------        --------       --------          --------

Total               10,120,000        100%        $200,972            100%          $.0199
                    ==========    ========        ========       ========          ========

------------
(1)  Does not reflect deduction of the estimated offering expenses

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

         The following discussion and analysis should be read in conjunction with the financial statements and notes thereto appearing elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties.

Operations

         We are in the development stage and have not generated revenues from our inception to December 31, 2000 having incurred primarily only start-up and organizational expenses. Accordingly, our financial results, from inception to December 31, 2000, are not meaningful as an indication of future operations.

         We are presently engaged in the development of a website that will critique and rank Internet websites based on a variety of criteria. Internet users will be able to access our website at no charge, and all our revenues will come from selling banner advertising to Internet advertisers and marketers.

         We will be an on-line Internet website ranking service. By accessing our website, consumers can gain valuable information and rankings on many of the Internet's best websites. We have identified 20 of the most useful categories of Internet sites for the consumer. Under each category, we provide direct links to several sites with a critique of these sites. For example, there are categories of sites on apparel, books, cars, cell phones, employment, sporting goods and wine. In addition to the critiques of these sites, ratings will be assigned to each site. An initial rating will be assigned to each site based on the research and opinions of our management. An additional rating will be created based on feedback received from visitors to our website that access the sites we list. The combination of these critiques and ratings will allow consumers to decide which Internet website they wish to view. Under our payment structure, Internet advertisers and marketers pay a fee for banner advertising and direct hyperlink connections to their websites. We intend to develop a homepage user base and specific targeting capabilities in order to offer our advertisers and marketers customized, targeted advertising solutions designed to improve advertisement response rates and reduce their cost of acquiring new customers.

         For the period from our incorporation on November 21, 2000 through December 31, 2000, our activities related primarily to the recruitment of a website developer and the establishment our organizational and technical infrastructure. The expected significant costs related to our operation will be the development of the website, data acquisition costs, human resource costs and advertising and marketing costs.

Our liquidity and capital resources

         From inception through December 31, 2000, we received $972 in net proceeds from our initial investors and our founders. As of December 31, 2000, we had approximately $972 in cash and cash equivalents. To date, we show negative cash flows. We expect losses from operations and negative cash flow to continue for the foreseeable future. If our revenues and our spending levels are not adjusted accordingly, we may not generate sufficient revenues to achieve profitability. Even if we achieve profitability, we may not sustain or increase such profitability on a quarterly or annual basis in the future. We currently anticipate the net proceeds from the minimum offering, together with available funds, will be sufficient to meet our anticipated needs for at least 12 months. We may need to raise additional funds in the future in order to fund more rapid expansion, to develop new or enhanced services and to respond to competitive pressures. The need to raise additional funds may arise especially if we only complete the minimum offering or if significantly less than the maximum offering is completed. We cannot be certain that any required additional financing will be available on terms favorable to us. If additional funds are raised by the issuance of our equity securities, then existing shareholders may experience dilution of their ownership interest and such securities may have rights senior to those of the then existing holders of common stock. If additional funds are raised by our issuance of debt instruments, we may be subject to certain limitations on our operations. If adequate funds are not available or not available on acceptable terms, we may be unable to fund our expansion, or develop or enhance services or respond to competitive pressures.

                                    BUSINESS

         We will be an on-line Internet website ranking service. By accessing our Grade The Web website, consumers can gain valuable information and rankings on many of the Internet's sites. On our website, both our management and our website users will assign a "letter grade" to each site surveyed, similar to grades received by many school students. Grades assigned by our management will be unbiased assessments of various aspects of the sites, which may include the esthetics of the site, ease of navigation, and the sophistication of their technology. We will not receive any compensation from sites that are graded on our website.

         We have identified more than twenty of the most useful categories of Internet sites for the consumer. Within each category, we will have sub-categories that are more descriptive of the sites to be listed therein. For example, there will be categories of sites on apparel, books, automobiles, communications equipment, employment, sporting goods and entertainment. Within each category, such as apparel, there will be sub-categories such as women's clothing, children's clothing, footwear, sports and formal wear. Then, within each sub-category, we will identify and profile at least five sites. The profile will contain a short description of the site grades in each category being evaluated and a link to the site.

         As an additional feature, our website users will be able to assign their own grade to each of the listed sites. These grades will be averaged and listed as an additional grade to help our website users further evaluate these sites. Users will also be encouraged to suggest sites for us to evaluate. Suggestions will be sent to us via an interactive form that will allow users to request that we consider a site for grading. This form will gather basic information about the site and the submitting party and will store responses in a database to be remotely accessed.

         We will generate revenues from two different sources. First, Internet advertisers and marketers will pay a fee for banner advertising and direct hyperlink connections to their websites. Websites of our advertisers may appear in our rankings, but they will not receive any special consideration because of the fact that they advertise with us. We intend to develop a homepage user base and specific targeting capabilities in order to offer our advertisers and marketers customized, targeted advertising solutions designed to improve advertisement response rates and reduce their cost of acquiring new customers. All areas of the website that contain banner ads will also contain disclaimers stating that the banner is being paid for by the advertiser and its inclusion is not an endorsement by management of the advertised sites. Second, we will provide consulting services for a fee to website owners. As with Internet advertisers and marketers that pay for banner advertising on our website, websites that we provide consulting services for may appear in our rankings, but likewise will not receive any special consideration because of their relationship with us.

Industry Background

Growth of the Internet and online commerce

         Over the past several years, the Internet has emerged as a powerful and efficient new medium, enabling people worldwide to exchange information, communicate and conduct business electronically. The number of people using the Internet continues to expand rapidly.

         Businesses have recognized the online commerce opportunity and are increasingly using the Internet to sell and distribute products and services. We believe online commerce and the number of people using the Internet grow, advertisers and direct marketers are increasingly using the Internet to locate customers, advertise products or services and facilitate transactions.

Direct marketing

         Advertising expenditures can be broadly categorized as either brand advertising or direct marketing. Brand advertising is intended to generate brand name awareness and create a specific image for a particular company, product or service. Direct marketing involves any direct communication to a consumer intended to generate a specific response or action, generally the purchase of a product or service.

Traditional direct marketing

         Traditional direct marketing media include direct mail, telemarketing and newspaper, magazine, radio and television advertisements. Although traditional direct marketing is effective and widely used, it presents a number of challenges for marketers and consumers alike. Traditional direct marketers generally lack specific and timely information on a particular consumer's immediate interests. As a result, marketers spend considerable resources on communications most consumers don't want or need. Given the costs associated with traditional direct marketing, which include telecommunications, postage, printing, assembly, labor and facilities, we believe the often low response rates make the process inefficient.

Online direct marketing

         Online direct marketing media include banner advertisements, targeted email solicitations and website sponsorships. We believe online direct marketing is more attractive than traditional direct marketing because it requires lower production costs and provides easier and faster customer response features. In addition, online direct marketing allows marketers to easily:

      >  develop one-to-one relationships with consumers;

      >  collect data and feedback on marketing campaigns; and

      >  customize marketing campaigns to broad audiences or specific groups.

         Even with these advantages, direct marketers face challenges in realizing the full potential of the Internet as a marketing medium. With millions of websites, only a fraction of which have significant audiences, it is difficult for marketers to decide where to spend their marketing dollars. Even leading brand name marketers who build their own websites must find ways to attract a sizeable audience of visitors. In addition, technological hurdles may impede conventional direct marketers from successfully extending their activities to the Internet. In order to participate in most online marketing efforts, marketers must build and maintain websites as well as incorporate order-taking capabilities and develop systems to integrate online ordering with their traditional databases.

         We  believe   marketers  desire  a  solution  that  benefits  from  the
effectiveness of direct marketing while overcoming the challenges presented by both traditional and online marketing methods.

Strategy

         We believe marketers desire a solution that benefits from the effectiveness of direct marketing while overcoming the challenges presented by both traditional and online marketing methods. Our objective is to attain a significant position in the global online direct marketing and incentives-based advertising market, while achieving reasonable profit margins. Based on industry reports such as the eAdvertising Report, we believe that the overall total amount of money spent on Internet advertising will increase in the future. We intend to use a portion of the proceeds of this offering to establish an advertising and marketing program, which we expect to result in an increase in our Internet advertising market share. See "Risk Factors".

         We  intend  to  achieve  our   objective   through  the  following  key
strategies, which we expect to implement over the next three to twelve months:

Establish and increase number of advertising and marketing clients

         We are seeking to establish a broad advertising and marketing client base and increase such base by establishing and growing the number of Internet users that view our website. To accomplish this, we will focus on developing an appealing and informative website and we may develop a direct sales force.

Establish and increase traffic and transactions

         Our strategy of rapidly establishing and increasing consumer traffic to our website is focused on both new and repeat visitors. New visits are expected to be driven primarily by (i) online advertising programs, (ii) traditional advertising enhanced software offerings, and (iii) word-of-mouth referrals.

Develop and use technology to enhance website capabilities and visits

         We will design and implement our website to encourage consumers to frequently revisit. As part of our effort to promote repeat visits, we continue to develop features that will make our visitors' homepage experience faster and easier.

Technology and Infrastructure

         We plan to develop an expandable, secure and reliable technology infrastructure to support our website ranking service and online direct marketing programs.

Expandability

         Our technology will be designed to support up to at least six million visitors per month. We will have the ability to increase this capability very rapidly by increasing the band width. Although we do not initially intend to use dedicated servers, we can do so if and when necessary.

Security

         We plan to incorporate a variety of encryption techniques meant to protect the privacy of consumer information. We also will employ a variety of automated fraud detection procedures to identify patterns of abuse and potential fraudulent use of the system. The data center where our system will be located provides security management 24 hours per day, seven days per week.

Reliability

         Our software system architecture will use industry standard technologies to maximize reliability. We will use a sequel database (SQL), Microsoft Windows NT server in a shared environment, 10 MB Ethernet connection direct to a first tier Internet provider's DS3 network and the Microsoft IIS server within our infrastructure. All of these platforms have demonstrated a high degree of reliability. We will back up our Microsoft databases and other information to long-term tape storage on a regular basis.

         Our servers will not be housed at a different geographic location. However, our current facility provides generators for emergency power, air conditioning and engineering support 24 hours per day, seven days per week. Our infrastructure is built to maximize reliability through the use of multiple central processor units and redundant power supplies, networking and input/output controllers. We will continually evaluate our technology and will secure updates if necessary.

Competition

         We believe that competition in our website business is based on factors that include the following:

      >  brand recognition;

      >  ease and speed of use; and

      >  quality and reliability.

Website competition

         We face intense competition from both traditional and online advertising and direct marketing companies. We compete directly and indirectly for marketers and consumers with companies in various categories, including Epinions.com, Deja.com and Productopia.com.

Specialty lead-generation websites

         Various websites focus on generating leads for a specific segment of the direct marketing industry, such as the catalog, magazine or coupon segments. While these websites typically provide a depth of offerings within their specific sector, they may not offer promotions across a broad spectrum of product categories. These sites include eNews, Cataloglink and Catalogcity.

Other websites

         We also compete with a number of "community" sites that offer content, services or information about a particular topic, as well as other advertising networks.

         The number of websites competing for consumer attention and marketers' dollars has proliferated, and we expect that competition will continue to intensify. We also compete with traditional media such as television, radio and print for a share of marketers' total marketing budgets.

         In addition to the above, we believe that the principal competitive factors in our website markets are:

      >  the volume of online visitors;

      >  duration and frequency of visits;

      >  the demographic profiles of visitors; and

      >  performance of advertisements.

         Our  website   competitors  are  larger  and  have  greater  financial,
technical and marketing resources than us, and no assurance can be given that we will be able to successfully compete against these competitors.

Government Regulation

         Laws and regulations that apply to Internet communications, commerce and advertising are becoming more prevalent. The adoption of such laws could create uncertainty in Internet usage and reduce the demand for all products and services offered on the Internet. Recently, Congress enacted legislation regarding children's privacy on the Internet. It is possible that additional laws and regulations may be proposed or adopted with respect to the Internet, covering issues such as user privacy, taxation, advertising, intellectual property rights and information security. Several states have proposed legislation to limit the use of personal user information gathered online or to require online services to establish privacy policies. We believe that we are fully compliant with all state and federal privacy laws.

         The Federal Trade Commission recently reported that it has no present intention of proposing legislation to address online privacy in the near future, and that it believes self-regulation to be the best course of action, except for rules enacted to implement the Children's Online Privacy Protection Act, which governs the collection of personal information from children and the confidentiality of such information. However, the FTC has initiated action against at least one online service regarding the manner in which personal information was collected from users and provided to third parties. We believe that we are fully compliant will all FTC privacy laws.

         We do not know how our business may be affected by the application to the Internet of existing laws governing issues such as property ownership, copyrights, encryption and other intellectual property issues, taxation, libel, obscenity and export or import matters. Most of these laws were adopted before the advent of the Internet and do not contemplate or address the unique issues of the Internet and related technologies. Changes in laws intended to address such issues could create uncertainty in the Internet marketplace. That uncertainty could reduce demand for our service or increase the cost of doing business as a result of litigation costs or increased service delivery costs.

         In addition, because our services are available on the Internet in multiple states and foreign countries, these states and countries may claim that we are required to qualify to do business in their jurisdictions. Our failure to qualify in any jurisdictions where we are required to do so could subject us to taxes and penalties. It could also restrict our ability to enforce contracts in those jurisdictions. The application of laws or regulations from jurisdictions whose laws do not currently apply to our business could have a material adverse effect on our business, results of operations and financial condition. We are currently not aware of any violations by us of any laws or regulations of any states or other countries or of any material failure to qualify in any states or countries.

         The European Union has adopted a privacy directive that went into effect in 1998. Under this directive, business entities domiciled in member states of the EU are limited with respect to the transactions in which they may engage with business entities domiciled outside the EU, unless the non-EU entities are domiciled in jurisdictions with privacy laws comparable to the EU privacy directive. The United States presently does not have laws that satisfy the EU privacy directive. Discussions between representatives of the EU and the United States are ongoing and may lead to a number of safe harbor provisions which, if adhered to, would allow business entities in the EU and the United States to continue doing business without limitation. If these negotiations are not successful and the EU begins enforcing the privacy directive, there could be an adverse impact on international Internet business. If we do business directly in the EU in the future, we will be required to comply with the EU privacy directive.

Intellectual Property

         We regard any copyrights, service marks, trademarks, trade secrets, proprietary technology and similar intellectual property that we may obtain as critical to our success, and we intend to vigorously protect our intellectual property rights. We have not registered any of our trademarks or service marks and we currently do not hold any patents. Effective trademark, service mark, copyright and trade secret protection may not be available in every country in which our products and services are made available online.

         We have registered VeryBestoftheInternet.com and Grade The Web.com as a domain name. Domain names generally are regulated by Internet regulatory bodies. The regulation of domain names in the United States and in foreign countries is evolving. Regulatory bodies could establish additional top-level domains, appoint additional domain name registrars or modify the requirements for holding domain names. The relationship between regulations governing domain names and laws protecting trademarks and similar intellectual property rights is unclear. Therefore, we could be unable to prevent third parties from acquiring domain names that infringe on or otherwise decrease the value of our trademarks and other proprietary rights. We have no knowledge of any companies in other countries using domain names that infringe on our trademarks.

Employees

         As of December 31, 2000, we had a total of 2 employees, both of which work for us part time. None of our employees are represented by unions, and we consider relations with our employees to be good.

Facilities

         We currently occupy approximately 200 square feet in a leased facility in Dallas, Texas, with a monthly rental cost of approximately $250 per month. The lease for this facility is on a month-to-month basis.

                                   MANAGEMENT

Directors and Executive Officers

         The following persons are our current executive officers, directors and director nominees:

Name                 Age      Position
----------------     ---      -----------------------------------
Danny Gunter          24      Chief Executive Officer and Chairman of the  Board
                              of Directors
Adrienne Beam         31      President, Secretary and Director

         Danny Gunter, our Chief Executive Officer and Chairman of our board of directors, has over 5 years of experience in website development and has developed over 20 websites during this period. He currently serves as lead programmer and system administrator of InSite Productions, LLC, a position he has held since April 1999. Prior to that time, he served as website developer for DCT Internet.

         Adrienne Beam, our President, Secretary and member of our board of directors, currently serves as President and Chief Executive Officer of InSite Productions, LLC. She earned a BBA at Texas Christian University in 1991 and her career experience includes marketing and promotions for CBS Records, banking operations at Texas Commerce Bank and investor relations for several publicly traded companies. In 1995, Ms. Beam was responsible for forming a start-up website development firm as a subsidiary of Digital Communications Technology Corporation. After spending three years serving as the Vice President of Internet Services for DCT, and the President of DCT-Internet, she founded InSite in May 1998.

         Our board of directors is elected annually by our shareholders. Directors receive no cash compensation for their services to us as directors, but are reimbursed for expenses actually incurred in connection with attending meetings of the board of directors.

         We do not currently have an audit committee, a nominating committee or a compensation committee.

Executive Compensation

         None of our executive officers currently receive any compensation for their services, and they have not received any compensation since inception.

Employment Agreements

         None of our executive officers have employment agreements.

Personal Liability and Indemnification of Directors

         Our articles of incorporation and bylaws contain provisions which reduce the potential personal liability of directors for monetary damages and provide for indemnification of directors and other persons. We are unaware of any pending or threatened litigation against us or our directors that would result in any liability for which such director would seek indemnification or similar protection.

         Such indemnification provisions are intended to increase the protection provided directors and, thus, increase our ability to attract and retain qualified persons to serve as directors. We believe that the substantial increase in the number of lawsuits being threatened or filed against corporations and their directors has resulted in a growing reluctance on the part of capable persons to serve as members of boards of directors of companies, particularly of companies which are or intend to become public companies.

         In the opinion of the SEC, indemnification for liabilities arising under the Securities Act of 1933, such as those contained in our indemnification agreements, is contrary to public policy and, therefore, is unenforceable.

                             PRINCIPAL SHAREHOLDERS

         The following table sets forth the beneficial ownership of our common stock as of December 31, 2000, and as adjusted to reflect the sale of the shares of common stock offered by this prospectus, of:

      > each person known by us to beneficially own 5% or more of the shares of outstanding common stock;

      >  each of our executive officers and directors; and

      >  all of our executive officers and directors as a group.


         Except as otherwise indicated, all shares are beneficially owned, and investment and voting power is held by, the persons named as owners.

                        Beneficial Ownership              % of Ownership
                          Prior to Offering           After an Offering of:
                      No. of Shares       %       100,000 shares  400,000 shares
                      -------------     -----     --------------  --------------
Danny Gunter           9,100,000        93.6%          92.7%           89.9%

Adrienne Beam             40,000         *              *               *

*Indicates an ownership of less than 1%.

                           RELATED PARTY TRANSACTIONS

         We have entered into an agreement with InSite Productions, LLC whereby Insight will develop our website. We also rent our office space from Insight. Danny Gunter and Adrienne Beam are principals in InSite Productions, LLC.

                              PLAN OF DISTRIBUTION

Arbitrary Determination of Offering Price

         We  have   determined   the  initial   offering  price  of  the  shares
arbitrarily. Among the factors we considered were the following:

      >  the nature and scope of our operations;

      >  our current financial condition and financial requirements;

      >  estimates of our business potential and prospects;

      >  multiples of our projected revenues and earnings;

      > multiples of our competitors' trailing or projected revenues and earnings;

      >  the perceived market demand for our services;

      >  the economics of the information technology, Internet industry; and

      >  the general condition of the equities market.

Limited State Registration

         We will qualify or register the sale of the shares in a limited number of states. We will not accept subscriptions from investors resident in other states. In order to comply with any applicable state securities laws, the shares will be offered or sold in through registered or licensed brokers or dealers in any states where required.

Terms of Sale of The Shares

         We will be selling our shares in a direct participation offering on a "100,000 share minimum, 400,000 share maximum" basis through our officers and directors, who will be offering our shares and distributing this prospectus primarily over the Internet. No sales commissions will be paid to any of our officers or directors. Prospective investors must purchase the shares in increments of 100 shares. Until we have sold at least 100,000 shares, we will not accept subscriptions for any shares. All proceeds of this offering will be deposited in an escrow account with Securities Transfer Corporation. If we are unable to sell at least 100,000 shares before the offering ends, we will return all funds to subscribers as soon as practicable after the ending of this offering. We have the right to completely or partially accept or reject any subscription for shares offered in this offering, for any reason or for no reason. The offering will remain open until all shares offered in this offering are sold or 90 days after the date of this prospectus, except that we will have only 60 days to sell at least 100,000 shares. We may decide to cease selling efforts at any time prior to such date. If this offering is oversubscribed, we may consider whether or not you are willing to accept delivery of our prospectus and future filings with the SEC electronically and whether you expect to hold the shares purchased in this offering long term in determining whether and to what extent we will accept your subscription. We anticipate having one or more closings of this offering, the first of which cannot be held until we are able to sell at least 100,000 shares. After that, we could have multiple closings whenever we receive and accept new subscriptions.

Use of a Broker-Dealer

         We currently have no arrangements with any broker-dealers to offer or sell any of the shares, and we will not enter into any arrangement with any broker dealers to sell the minimum number of shares in this offering. Once we have sold at least the minimum number of shares in this offering, we may utilize one or more broker-dealers who may offer and sell the shares on terms acceptable to us. If we determine to use a broker-dealer, such broker-dealer must be a member in good standing of the National Association of Securities Dealers, Inc. and registered, if required, to conduct sales in those states in which it would sell the shares. We will not pay in excess of 10% as a sales commission for any sales of the shares, nor will our sales commission expenses combined with other offering expenses exceed 20% of the gross proceeds of this offering. If a broker-dealer were to sell shares, it is likely that such broker-dealer would be deemed to be an underwriter of the shares as defined in Section 2(11) of the Securities Act and we would be required to obtain a no- objection position from the National Association of Securities Dealers, Inc. regarding the underwriting and compensation terms entered into between us and such potential broker-dealer. In addition, we would be required to file a post-effective amendment to the registration statement of which this prospectus is a part to disclose the name of such selling broker-dealer and the agreed underwriting and compensation terms.

         We will reimburse our officers and directors for expenses incurred in connection with the offer and sale of the shares. Our officers and directors are relying on Rule 3a4-1 of the Exchange Act as a "safe harbor" from registration as a broker-dealer in connection with the offer and sales of the shares. In order to rely on such "safe harbor" provisions provided by Rule 3a4-1, an officer or director must be in compliance with all of the following:

      >  he or she must not be subject to a statutory disqualification;

      > he or she must not be compensated in connection with such selling participation by payment of commissions or other payments based either directly or indirectly on such transactions;

      >  he or she must not be an associated person of a broker-dealer;

      > he or she must restrict participation to transactions involving offers and sale of the shares;

      > he or she must perform substantial duties for the issuer after the close of the offering not connected with transactions in securities, and not have been associated with a broker or dealer for the preceding 12 months, and not participate in selling an offering of securities for any issuer more than once every 12 months; and

      > he or she must restrict participation to written communications or responses to inquiries of potential purchasers.

     Our officers and directors intend to comply with the guidelines enumerated in Rule 3a4-1. Our officers and directors have no current plans to purchase shares in the offering.

Key Terms of Escrow Agreement

     Under  the  terms  of  our  escrow   agreement  with  Securities   Transfer
Corporation:

      > proceeds from the sale of the shares will be deposited into a non-interest bearing account until the minimum offering amount is sold;

      > in the event the proceeds are insufficient to meet the 100,000 share minimum requirement, proceeds will be returned directly to investors by the escrow agent without deduction for expenses, including escrow agent fees;

        > the escrowed proceeds are not subject to claims by our creditors, affiliates, associates or underwriters until the proceeds have been released to us under the terms of the escrow agreement; and

        > the regulatory administrator of any state in which the offering is registered has the right to inspect and make copies of the records of the escrow agent relating to the escrowed funds in the manner described in the escrow agreement.

                          DESCRIPTION OF CAPITAL STOCK

Capital Stock

         Our authorized capital stock consists of 40,000,000 shares of common stock, par value $.0001 per share, and 10,000,000 shares of Preferred Stock, par value $.0001 per share.

Common Stock

         General. We have 40,000,000 authorized shares of common stock, par value $.0001 per share, 9,720,000 of which are issued and outstanding prior to this offering. All shares of common stock currently outstanding are validly issued, fully paid and non-assessable. All shares which are the subject of this prospectus, when issued and paid for under this offering, will be validly issued, fully paid and non-assessable.

         Voting rights. Each share of our common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders. Our board of directors is elected annually at each annual meeting of the shareholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the holders of more than fifty percent of our voting power can elect all of our directors.

         Dividend policy. All shares of common stock are entitled to participate ratably in dividends when, as and if declared by our board of directors out of the funds legally available to distribute dividends. Any such dividends may be paid in cash, property or additional shares of common stock. We have not paid any dividends since our inception and presently anticipate that all earnings, if any, will be retained for development of our business. We expect that no dividends on the shares of common stock will be declared in the foreseeable future. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, general business conditions and other pertinent facts. There can be no assurance that any dividends on the common stock will ever be paid.

         Miscellaneous rights and provisions. Holders of common stock have no preemptive or other subscriptions rights, conversions rights, redemption or sinking fund provisions. In the event of our liquidation or dissolution, whether voluntary or involuntary, each share of common stock is entitled to share ratably in any assets available for distribution our holders of the equity after satisfaction of all liabilities.

         Shares eligible for future sale. Upon completion of this offering, we will have 9,820,000 shares of common stock outstanding if the minimum number of shares offered in this offering are sold, or 10,120,000 shares of common stock outstanding if the maximum number of shares offered in this offering are sold. Of these shares, the shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by an "affiliate" of VeryBestoftheInternet.com, which will be subject to the limitations of Rule 144 adopted under the Securities Act. In general, a person who has a control relationship with VeryBestoftheInternet.com is defined as an "affiliate." All of the remaining shares are deemed to be "restricted securities", as that term is defined in Rule 144 under the Securities Act.

         In general, under Rule 144, commencing 90 days after the date of this prospectus, a person, including an affiliate or persons whose shares are aggregated, who has owned restricted shares of common stock beneficially for at least one year, is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of one per cent of the total number of outstanding shares of the same class or the average weekly trading volume of our common stock on all exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC. Sales under Rule 144 are also subject to manner of sale provisions, notice requirements and the availability of current public information about us. A person who has not been an affiliate of ours for at least the three months immediately preceding the sale and who has beneficially owned shares of common stock for at least two years is entitled to sell such shares under Rule 144 without regard to the limitations described above.

         None of the shares of stock presently outstanding have been held at least one year. Accordingly, commencing following the completion of the offering, none of these shares will be eligible for resale under Rule 144 at the rates and subject to the conditions discussed above. No predictions can be made as to the effect, if any, that sales of shares under Rule 144 or otherwise or the availability of shares for sale will have on the market, if any, prevailing from time to time. The sale of any substantial number of these shares in the public market could adversely affect prevailing market prices following the offering.

Preferred Stock

         The board of directors is authorized by the our certificate of incorporation to issue up to an additional 10,000,000 shares of one or more series of preferred stock, par value $.0001 per share. No shares of such preferred stock have been authorized for issuance by our board of directors, and we have no present plans to issue any such shares. In the event that the board of directors issues shares of serial preferred stock, it may exercise its discretion in establishing the terms of such preferred stock; provided, that any issuance of serial preferred stock must be approved by a majority of our independent directors, who do not have an interest in the transaction and who have access, at our expense, to our legal counsel or to independent legal counsel.

         Subject to approval by the independent directors, the board of directors may determine the voting rights, if any, of the series of preferred stock being issued, which would include the right to vote separately or as a single class with the common stock and/or other series of preferred stock; to have more or less voting power per share than that possessed by the common stock or other series of preferred stock; and to vote on specified matters presented to the shareholders or on all of such matters or upon the occurrence of any specified event or condition. On our liquidation, dissolution or winding up, the holders of preferred stock may be entitled to received preferential cash distributions fixed by the board of directors when creating the particular preferred stock series before the holders of the common stock are entitled to receive anything. Preferred stock authorized by the board of directors could be redeemable or convertible into shares of any other class or series of our stock.

         The issuance of preferred stock by the board of directors could adversely affect the rights of holders of the common stock by, among other things, establishing preferential dividends, liquidation rights or voting powers. The issuance of preferred stock could be used to discourage or prevent efforts to acquire control of WorldOneRadio.com through the acquisition of shares of common stock.

                            ANTI-TAKEOVER PROVISIONS

         Our articles of incorporation contains provisions which may be deemed to be "anti-takeover" in nature in that such provisions may deter, discourage or make more difficult the assumption of control of VeryBestoftheInternet.com by another entity or person, including the ability to issue preferred stock.
Furthermore, some provisions of the Texas Business Corporation Act may be considered to have anti-takeover effects and may hinder, delay, deter or prevent a tender offer, proxy contest or other attempted takeover that a shareholder may deem to be in his best interest. Those provisions might allow the board of directors to defend against an attempted transaction that might otherwise result in payment of a premium over the market price for shares the shareholder holds.

                                 TRANSFER AGENT

         The transfer agent for the common stock will be Securities Transfer Corporation, 2591 Dallas Parkway, Suite 102, Frisco, Texas 75034. Up until the present time, we have acted as our own transfer agent and registrar.

                                     EXPERTS

         Our financial statements as of December 31, 2000 appearing in this prospectus and registration statement have been audited by S.W. Hatfield, CPA, independent certified public accountants, as set forth in their report on such financial statements, appearing elsewhere in this prospectus and in this registration statement, and are included in reliance upon such reports given upon the authority of said firm as experts in accounting and auditing.

                                  LEGAL MATTERS

         The validity of the shares offered in this offering will be passed upon for us by Souter & Diamond, P.C., Dallas, Texas. Both George L. Diamond and Patrick D. Souter, the sole shareholders of Souter & Diamond, P.C., own an aggregate of 100,000 shares of our common stock.

                       WHERE YOU CAN FIND MORE INFORMATION

         This prospectus is part of a registration statement on Form SB-2 under the Securities Act that we filed with the SEC with respect to the shares offered by this prospectus. We have authorized no one to provide you with any information other than that provided in the prospectus. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in the prospectus is accurate as of any date other than the date on the front cover of the document.

         This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedule filed with the registration statement. For further information about us and the shares offered by this prospectus, reference is made to the registration statement and its exhibits and schedules. A copy of the registration statement and its exhibits and schedules may be inspected without charge at the public reference facilities maintained by the SEC in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from such office upon the payment of the fees prescribed by the SEC and at the SEC regional offices located at the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, 13th Floor, New York, New York 10048. Please call the SEC at 1-800-SEC-0330 for further information about its public reference room. The SEC maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants, including us, that file electronically with the SEC. The Internet address of the website is http://www.sec.gov. Our registration statement and the exhibits and schedules we filed electronically with the SEC are available on this site.

         As of the date of this prospectus, we will become subject to the informational requirements of the Securities Exchange Act of 1934, and we will file reports and other information with the SEC. Such reports and other information can be inspected and/or obtained at the locations and websites set forth above.

                                  VERYBESTOFTHE
                               INTERNET.COM, INC.
                        (a development stage enterprise)

                              Financial Statements
                                       and
                                Auditor's Report

                                December 31, 2000




                               S. W. HATFIELD, CPA
                          certified public accountants

                      Use our past to assist your future sm

                         VERYBESTOFTHEINTERNET.COM, INC.
                        (a development stage enterprise)

                                    CONTENTS


                                                                            Page
                                                                            ----

Reports of Independent Certified Public Accountants                          F-3

Financial Statements

   Balance Sheet
     as of December 31, 2000                                                 F-4

   Statement of Operations and Comprehensive Income
     for the period from November 21, 2000 (date of incorporation)
     through  December 31, 2000                                              F-5

   Statement of Changes in Stockholders' Equity
     for the period from November 21, 2000 (date of incorporation)
     through  December 31, 2000                                              F-6

   Statement of Cash Flows
     for the period from November 21, 2000 (date of incorporation)
     through  December 31, 2000                                              F-7

   Notes to Financial Statements                                             F-8

S. W. HATFIELD, CPA
certified public accountants

Member:    American Institute of Certified Public Accountants
               SEC Practice Section
               Information Technology Section
           Texas Society of Certified Public Accountants


               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
               --------------------------------------------------


Board of Directors and Stockholders
VeryBestoftheInternet.com, Inc.

We have audited the accompanying balance sheet of VeryBestoftheInternet.com, Inc. (a development stage enterprise and a Texas corporation) as of December 31, 2000 and the related statements of operations and comprehensive income, changes in stockholders' equity and cash flows for the period from November 21, 2000 (date of incorporation) through December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of VeryBestoftheInternet.com, Inc. (a development stage enterprise) as of December 31, 2000 and the related statements of operations, changes in stockholders' equity and cash flows for the period from November 21, 2000 (date of incorporation) through December 31, 2000, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that VeryBestoftheInternet.com, Inc, (Company) will continue as a going concern. As discussed in Note A to the financial statements, the Company is in the organization and start-up phase. The Company is primarily dependent upon its initial capitalization through the sale of common stock and/or the support of its principal shareholders to provide working capital. This situation raises a substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                                        S. W. HATFIELD, CPA
Dallas, Texas
January 25, 2001



                      Use our past to assist your future sm

P. O. Box 820395                               9002 Green Oaks Circle, 2nd Floor
Dallas, Texas  75382-0395                               Dallas, Texas 75243-7212
214-342-9635 (voice)                                          (fax) 214-342-9601
800-244-0639                                                      SWHCPA@aol.com
                                       F-3

                         VERYBESTOFTHEINTERNET.COM, INC.
                        (a development stage enterprise)
                                  BALANCE SHEET
                                December 31, 2000


                                     ASSETS
                                     ------
                                                                  December 31,
                                                                     2000
                                                                  ------------
Current assets
   Cash on hand and in bank                                          $   972
                                                                     -------

       Total current assets                                              972
                                                                     -------

TOTAL ASSETS                                                         $   972
                                                                     =======



                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

Current liabilities
   Accounts payable - trade                                          $  --
                                                                     -------

     Total liabilities                                                  --
                                                                     -------


Commitments and contingencies


Stockholders' equity
   Preferred stock - $0.0001 par value
     10,000,000 shares authorized
     None issued and outstanding                                        --
   Common stock - $0.0001 par value
     40,000,000 shares authorized
     9,720,000 shares issued and outstanding                             972
   Contributed capital                                                 1,000
   Deficit accumulated during the development stage                   (1,000)
                                                                     -------

     Total stockholders' equity                                          972
                                                                     -------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                           $   972
                                                                     =======



The accompanying notes are an integral part of these financial statements.

                         VERYBESTOFTHEINTERNET.COM, INC.
                        (a development stage enterprise)
                STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME
              Period from November 21, 2000 (date of incorporation)
                            through December 31, 2000


                                                               Period from
                                                            November 21, 2000
                                                         (date of incorporation)
                                                                 through
                                                            December 31, 2000
                                                         -----------------------

Revenues                                                       $      --

Cost of Sales                                                         --
                                                               -----------

Gross Profit                                                          --
                                                               -----------

Operating expenses
   Marketing, promotion and product development                       --
   Wages and related expenses                                         --
   General and administrative expenses                               1,000
                                                               -----------

     Total operating expenses                                        1,000
                                                               -----------

Loss from operations                                                (1,000)

Other income (expense)                                                --
                                                               -----------

Loss before income taxes                                            (1,000)

Provision for income taxes                                            --
                                                               -----------

Net Loss                                                            (1,000)

Other comprehensive income                                            --
                                                               -----------

Comprehensive Loss                                             $    (1,000)
                                                               ===========

Loss per weighted-average share of common
   stock outstanding, computed on net loss -
   basic and fully diluted                                             nil
                                                               ===========

Weighted-average number of
   common shares outstanding                                     9,720,000
                                                               ===========



The accompanying notes are an integral part of these financial statements.


                         VERYBESTOFTHEINTERNET.COM, INC.
                        (a development stage enterprise)
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
             Period from November 21, 2000 (date of incorporation)
                           through December 31, 2000


                                                                      Deficit
                                                                    accumulated
                                    Common Stock                       in the
                                    ------------       Contributed  development
                                # shares     amount      capital       phase        Total
                               ---------   ---------    ---------    ---------    ---------
Common stock issued
   at initial capitalization
   on November 21, 2000        9,720,000   $     972    $    --      $    --      $     972

Capital contributed to
   support operations               --          --          1,000         --          1,000

Net loss for the period             --          --           --         (1,000)      (1,000)
                               ---------   ---------    ---------    ---------    ---------

Balances at
   December 31, 2000           9,720,000   $     972    $   1,000    $  (1,000)   $     972
                               =========   =========    =========    =========    =========









The accompanying notes are an integral part of these financial statements.

                         VERYBESTOFTHEINTERNET.COM, INC.
                        (a development stage enterprise)
                             STATEMENT OF CASH FLOWS
              Period from November 21, 2000 (date of incorporation)
                           through December 31, 2000


                                                              Period from
                                                            November 21, 2000
                                                         (date of incorporation)
                                                                 through
                                                            December 31, 2000
                                                         -----------------------
Cash flows from operating activities
   Net loss for the period                                        $(1,000)
   Adjustments to reconcile net loss to net
     cash provided by operating activities
       Depreciation and amortization                                 --
                                                                  -------

Net cash used in operating activities                              (1,000)
                                                                  -------


Cash flows from investing activities                                 --
                                                                  -------


Cash flows from financing activities
   Proceeds from sale of common stock                                 972
   Capital contributed to support operations                        1,000
                                                                  -------

Net cash provided by financing activities                           1,972
                                                                  -------

INCREASE (DECREASE) IN CASH                                           972

Cash at beginning of period                                          --
                                                                  -------

Cash at end of period                                             $   972
                                                                  =======

Supplemental disclosure of interest and income taxes paid
   Interest paid for the period                                   $  --
                                                                  =======
   Income taxes paid for the period                               $  --
                                                                  =======




The accompanying notes are an integral part of these financial statements.

                         VERYBESTOFTHEINTERNET.COM, INC.
                        (a development stage enterprise)

                          NOTES TO FINANCIAL STATEMENTS


Note A - Organization and Description of Business

VeryBestoftheInternet.com, Inc. (Company) was incorporated on November 21, 2000 under the laws of the State of Texas. The Company was formed to be an on-line Internet website ranking service.

The Company has elected a year-end of December 31 and uses the accrual method of accounting.

The Company's majority shareholders and/or its officers continue to maintain the corporate status of the Company and provides all nominal working capital support on the Company's behalf. Because of the Company's lack of operating assets, its continuance is fully dependent upon the majority shareholder's continuing support. The majority shareholder intends to continue the funding of nominal necessary expenses to sustain the corporate entity.

The Company is considered in the development stage and, as such, has generated no significant operating revenues and has incurred cumulative operating losses of approximately $1,000.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


Note B - Summary of Significant Accounting Policies

1.   Cash and cash equivalents
     -------------------------

     For Statement of Cash Flows purposes, the Company considers all cash on hand and in banks, including accounts in book overdraft positions, certificates of deposit and other highly-liquid investments with maturities of three months or less, when purchased, to be cash and cash equivalents.

     Cash overdraft positions may occur from time to time due to the timing of making bank deposits and releasing checks, in accordance with the Company's cash management policies.

2.   Organization costs
     ------------------

     The Company has adopted the provisions of AICPA Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities" whereby all organization and initial costs incurred with the incorporation and initial capitalization of the Company were charged to operations as incurred.

3.   Income Taxes
     ------------

     The Company uses the asset and liability method of accounting for income taxes. At December 31, 2000, the deferred tax asset and deferred tax liability accounts, as recorded when material to the financial statements, are entirely the result of temporary differences. Temporary differences represent differences in the recognition of assets and liabilities for tax and financial reporting purposes, primarily accumulated depreciation and amortization, allowance for doubtful accounts and vacation accruals.

     As of December 31, 2000, the deferred tax asset related to the Company's net operating loss carryforward is fully reserved. If these carryforwards are not utilized, they will begin to expire in 2020.

                         VERYBESTOFTHEINTERNET.COM, INC.
                        (a development stage enterprise)

                    NOTES TO FINANCIAL STATEMENTS -CONTINUED


Note B - Summary of Significant Accounting Policies - continued

4.   Earnings (loss) per share
     -------------------------

     Basic  earnings  (loss) per share is computed  by  dividing  the net income
     (loss) by the weighted-average number of shares of common stock and common stock equivalents (primarily outstanding options and warrants). Common stock equivalents represent the dilutive effect of the assumed exercise of the outstanding stock options and warrants, using the treasury stock method. The calculation of fully diluted earnings (loss) per share assumes the dilutive effect of the exercise of outstanding options and warrants at either the beginning of the respective period presented or the date of issuance, whichever is later. As of December 31, 2000, the Company had no warrants and/or options outstanding.


Note C - Equity Transactions

At its November 21, 2000 capitalization, the Company sold an aggregate 9,720,000 shares of restricted, unregistered common stock to its initial shareholders for gross proceeds of approximately $972.

================================================================================

PROSPECTIVE INVESTORS MAY RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. VERYBESTOFTHEINTERNET.COM, INC. HAS NOT AUTHORIZED ANYONE TO PROVIDE PROSPECTIVE INVESTORS WITH DIFFERENT OR ADDITIONAL INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL NOR IS IT SEEKING AN OFFER TO BUY IN ANY JURISDICTION WHERE SUCH OFFER, OR SALE IS NOT PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS OR ANY SALE OF THESE SHARES.

                           ---------------------------

                                TABLE OF CONTENTS

                           ---------------------------


                                                       Page

Prospectus summary...................................    1
Risk factors ........................................    2
Forward looking statements ..........................   10
Use of proceeds .....................................   11
Capitalization.......................................   12
Dilution.............................................   13
Management's discussion and analysis.................   14
Business.............................................   15
Management...........................................   20
Principal shareholders  .............................   21
Related party transactions...........................   21
Plan of distribution.................................   22
Description of capital stock  .......................   24
Experts .............................................   25
Legal matters .......................................   26
Where you can find more information .................   26
Index to financial statements .......................  F-2


                             ----------------------

================================================================================

================================================================================

                                     [Logo]



                         VERYBESTOFTHEINTERNET.COM, INC.

                                      UP TO

                                 400,000 SHARES

                                       OF

                                  COMMON STOCK

                               ------------------

                                   PROSPECTUS

                               ------------------





UNTIL ___, 2001 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                               _____________, 2001

================================================================================

                                     Part II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Texas Business Corporation Act gives us the authority to indemnify our directors and officers to the extent provided for in such statute. Our articles of incorporation permit indemnification of directors and officers to the fullest extent permitted by law.

         The Texas Business Corporation Act provides in part that a corporation may indemnify a director or officer or other person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director, officer, employee or agent of the corporation, if it is determined that he:

      >  conducted himself in good faith,
      > reasonably believed, in the case of conduct in his official capacity as a director or officer of the corporation, that his conduct was in the corporation's best interests, and, in all other cases, that his

      > conduct was at least not opposed to the corporation's best interests, and
      > in the case of any criminal proceeding had no reasonable cause to believe that his conduct was unlawful.

         A corporation may indemnify a person under the Texas Business Corporation Act against judgments, penalties (including excise and similar taxes), fines, settlement, and reasonable expenses actually incurred by the person in connection with the proceeding. If the person is found liable to the corporation or is found liable on the basis that personal benefit was improperly received by the person, the indemnification is limited to reasonable expenses actually incurred by the person in connection with the proceeding, and shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the corporation.

         We are required by Art. 2.02-1 to indemnify a director or officer against reasonable expenses (including court costs and attorneys' fees) incurred by him in connection with a proceeding in which he is a named defendant or respondent because he is or was a director or officer if he has been wholly successful, on the merits or otherwise, in the defense of the proceeding. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise.

         A corporation may also pay or reimburse expenses incurred by a person in connection with his appearance as a witness or other participation in a proceeding at a time when he is not a named defendant or respondent in the proceeding.

         We believe that the above protections are necessary to attract and retain qualified persons as directors and officers.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to these provisions, or otherwise, the SEC has advised us that in its opinion such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether our indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated expenses of the distribution, all of which are to be borne by the Registrant, are as follows:

SEC Registration Fee. . . . . . . . . . . . . . . . .   $         53
Blue Sky Fees and Expenses. . . . . . . . . . . . . .          1,000*
Accounting Fees and Expenses. . . . . . . . . . . . .          2,000*
Legal Fees and Expenses . . . . . . . . . . . . . . .          5,000*
Printing and Engraving. . . . . . . . . . . . . . . .          1,500*
Miscellaneous . . . . . . . . . . . . . . . . . . . .          1,000*
                                                        -------------

                Total. . . . . . . . . . . . . . . . .  $     10,553*
                                                        =============
----------
*Estimated

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

         We initially capitalized the company by selling shares of our common stock to the following individuals. The shares were sold in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act.

         Name of Shareholder               No. of Shares      Purchase Price
         -------------------               -------------      --------------
         Danny G. Gunter                     9,100,000            $910.00
         Adrienne Beam                        40,000                $4.00
         Halter Financial Group, Inc.         450,000              $45.00
         George Diamond                       70,000                $7.00
         Patrick D. Souter                    30,000                $3.00
         Jay Reeve                            30,000                $3.00


ITEM 27. EXHIBITS

Number   Description
------   -----------

3.1      Articles of Incorporation of the Registrant.
3.2      Bylaws of the Registrant.
4.1      Specimen Common Stock Certificate.*
5.1 Opinion and Consent of Souter & Diamond, P.C. regarding the legality of the securities being registered.*
10.1     Form of Subscription Agreement for this offering.
10.2 Form of Escrow Agreement between the Registrant and Securities Transfer Corporation.*
10.3 Website Development Agreement dated as of February 1, 2001 by and between the Registrant and InSite Productions, LLC.*
10.4 Lease Agreement dated February 1, 2001 between the Registrant and InSite Productions, LLC.*
23.1     Consent of S.W. Hatfield, CPA.
27.1     Financial Data Schedule.

---------
*        To be filed by amendment

ITEM 28. UNDERTAKINGS.

We hereby undertake that we will:

         (1) File, during any period in which we offer or sell securities, a post-effective amendment to this registration statement to:

             (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii)    Reflect in  the prospectus   any  facts  of  events  which,
                     individually or together, represent a fundamental change in the information in the registration statement; and

             (iii) Include any additional or changed material information on the plan of distribution.

         (2) For determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement for the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Dallas, State of Texas on February 5, 2001.

                                     VeryBestoftheInternet.com, Inc.


                                     /s/  Danny Gunter
                                     -------------------------------------------
                                     By:      Danny Gunter
                                     Its:     Chief Executive Officer, Director

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Danny Gunter, his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him/her and his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits and schedules thereto, including any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto and other certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

        SIGNATURES                    TITLE                      DATE
   ----------------------    -----------------------        -----------------

   /s/ Danny Gunter          Chief Executive Officer,       February 5, 2001
   ----------------------    Chief Accounting Officer
   Danny Gunter              and Director

   /s/ Adrienne Beam         President and Director         February 5, 2001
   ----------------------
   Adrienne Beam